Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	April 22, 2025

Valmont Reports First Quarter 2025 Results and
Reaffirms 2025 Full-Year Outlook

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity, today reported financial results for the first quarter ended March 29, 2025.

President and Chief Executive Officer Avner M. Applbaum commented, “Most of our end markets are showing resilience against the current backdrop of economic uncertainty, driving growth in key parts of our business. We’re seeing continued strength in Infrastructure, particularly Utility and Telecommunications, as well as solid demand trends in International Agriculture. Our infrastructure capacity investments are beginning to ramp up and are expected to contribute to sales growth as the year progresses. In Agriculture, strong international performance, especially from large-scale projects, is offsetting softness in the North American market. Our first-quarter results reflect disciplined execution and steady progress on our strategic priorities, which help us remain agile while navigating dynamic conditions, including tariff impacts. Across the organization, we’re executing well and remain confident in our full-year outlook, while also being alert to the rapidly-evolving environment in which we operate, as we deliver value for our customers and shareholders.”

First Quarter 2025 Highlights (all metrics compared to First Quarter 2024 unless otherwise noted)

●	Net sales decreased 0.9% to $969.3 million, compared to $977.8 million (increased 0.5% in constant currency1); sales growth in Telecommunications, Utility, and International Agriculture was offset by lower sales in Solar and North America Agriculture
●	Operating income was $128.3 million or 13.2% of net sales, compared to $131.6 million or 13.5% of net sales
~~●~~	Diluted earnings per share (“EPS”) of $4.32, same as the prior year
●	Operating cash flows increased to $65.1 million, compared to $23.3 million; cash and cash equivalents were $184.4 million and net leverage ratio was ~1.0x
●	Invested $30.3 million in capital expenditures as the Company invests in future growth
●	Returned $12.0 million to shareholders in dividends and increased the quarterly dividend by 13% to $0.68 per diluted share ($2.72 per diluted share annualized)

1Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

First Quarter 2025
(In thousands, except per-share amounts)	3/29/2025	3/30/2024
	Q1 2025	Q1 2024	vs. Q1 2024
Net Sales	$969,314	$977,828	-0.9%
Gross Profit	291,102	306,216	-4.9%
Gross Profit as a % of Net Sales	30.0%	31.3%
Operating Income	128,314	131,553	-2.5%
Operating Income as a % of Net Sales	13.2%	13.5%
Net Earnings Attributable to Valmont Industries, Inc.	87,261	87,822	-0.6%
Diluted Earnings per Share	4.32	4.32	0.0%
Weighted Average Shares Outstanding	20,196	20,321

First Quarter 2025 Segment Review (all metrics compared to First Quarter 2024 unless otherwise noted)

Infrastructure (72.6% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, solar, lighting and transportation, and telecommunications, along with coatings services to protect metal products

Sales decreased 2.4% to $706.2 million, compared to $723.6 million.

Utility sales grew due to higher volumes and pricing actions that more than offset the impact of lower steel prices. Telecommunications sales increased significantly, benefiting from a higher level of carrier spending. Solar sales declined significantly, reflecting lower volumes, partly due to the Company’s strategic decision in the second quarter of 2024 to exit certain low-margin projects. Lower Lighting & Transportation and Coatings sales were primarily driven by softer demand in international markets.

Operating income was $117.2 million or 16.7% of net sales, compared to $117.9 million or 16.4% of net sales.

Agriculture (27.4% of Net Sales)

Center pivot and linear irrigation equipment components for agricultural markets, including aftermarket parts and tubular products, and advanced technology solutions for precision agriculture

Sales increased 3.3% to $267.3 million, compared to $258.7 million.

In North America, irrigation equipment sales were lower due to continued agriculture market softness. Internationally, sales increased significantly, driven by strong growth in the Europe, Middle East, and Africa (“EMEA”) region and higher volumes in Brazil, supported by a stabilizing market environment there.

Operating income decreased 11.6% to $36.2 million or 13.6% of net sales, compared to $41.0 million or 15.9% of net sales. Lower SG&A expense was offset by the impact of volume declines in North America and a higher mix of international projects.

Reaffirming 2025 Full-Year Financial Outlook and Key Assumptions

The Company is reaffirming its full-year 2025 financial outlook, including projected net sales and diluted earnings per share, and updating key assumptions for the year.

Metric	2025 Outlook
Net Sales	$4.0 to $4.2 billion
Infrastructure Net Sales	$3.02 to $3.16 billion
Agriculture Net Sales	$0.98 to $1.04 billion
Diluted Earnings per Share	$17.20 to $18.80
Capital Expenditures	$140 to $160 million
Effective Tax Rate	~26.0%

1Please see Reg G reconciliation to GAAP measures at end of document

Key Assumptions, Including Current Tariff Considerations

●	Steel cost assumptions are aligned with futures markets as of April 21, 2025
●	The Company’s fiscal 2025 outlook reflects its current plans and actions underway to mitigate the direct impacts of the following U.S. import tariffs and reciprocal tariffs, as well as retaliatory tariffs from other countries that are in place as of April 18, 2025.
o	25% Section 232 (steel and aluminum)
o	Section 301 (China – rates vary by good/product)
o	20% China General
o	125% China Reciprocal
o	10% Other Countries Reciprocal, as well as paused reciprocal tariffs
o	25% Canada Retaliatory (certain imported U.S. goods)
o	125% China Retaliatory (imported U.S. goods)
o	25% Mexico and Canada General
●	The Company believes its mitigation plans will enable it to be cost neutral on a dollar basis in fiscal 2025
●	This outlook does not reflect the potential impact of any future revised or additional U.S. tariffs, or future retaliatory measures from other countries

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Thomas Liguori, Executive Vice President and Chief Financial Officer, will take place on Tuesday, April 22, 2025 at 8:00 a.m. CT. The discussion can be accessed by telephone at +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed) or via webcast at the following link: Valmont Industries 1Q 2025 Earnings Conference Call. A slide presentation will be available for download on the Investors page of valmont.com during the webcast. A replay of the event will be accessible three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415 using access code 13750344. The replay will be available until 10:59 p.m. CT on Tuesday, April 29, 2025.

About Valmont Industries, Inc.

For nearly 80 years, Valmont has been a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity. We are committed to customer-focused innovation that delivers lasting value. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

1Please see Reg G reconciliation to GAAP measures at end of document

Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions made by management, considering its experience in the industries where Valmont operates, perceptions of historical trends, current conditions, expected future developments, and other relevant factors. It is important to note that these statements are not guarantees of future performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. While management believes these forward-looking statements are based on reasonable assumptions, numerous factors could cause actual results to differ materially from those anticipated. These factors include, among other things, risks described in Valmont’s reports to the Securities and Exchange Commission (“SEC”), the Company’s actual cash flows and net income, future economic and market circumstances, industry conditions, company performance and financial results, operational efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes by domestic and foreign governments. The Company cautions that any forward-looking statements in this release are made as of its publication date and does not undertake to update these statements, except as required by law.

Website and Social Media Disclosure

The Company uses its website and social media channels, as identified on its website, to distribute company information. Posts on these channels may contain material information. Therefore, investors should monitor these channels alongside the Company’s press releases, SEC filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not considered part of this press release.

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1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen weeks ended
	March 29,	March 30,
	2025	2024
Net sales	$969,314	$977,828
Cost of sales	678,212	671,612
Gross profit	291,102	306,216
Selling, general, and administrative expenses	162,788	174,663
Operating income	128,314	131,553
Other income (expenses):
Interest expense	(10,115)	(16,221)
Interest income	3,394	1,779
Gain (loss) on deferred compensation investments	(841)	1,431
Other	(2,730)	(105)
Total other income (expenses)	(10,292)	(13,116)
Earnings before income taxes and equity in loss of nonconsolidated subsidiaries	118,022	118,437
Income tax expense	30,799	29,988
Equity in loss of nonconsolidated subsidiaries	(560)	(20)
Net earnings	86,663	88,429
Loss (earnings) attributable to redeemable noncontrolling interests	598	(607)
Net earnings attributable to Valmont Industries, Inc.	$87,261	$87,822

Weighted average shares outstanding - Basic	20,047	20,188
Earnings per share - Basic	$4.35	$4.35

Weighted average shares outstanding - Diluted	20,196	20,321
Earnings per share - Diluted	$4.32	$4.32

Cash dividends per share	$0.68	$0.60

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended
	March 29,	March 30,
	2025	2024
Infrastructure
Net sales	$703,491	$720,733
Gross profit	212,875	217,617
as a percentage of net sales	30.3%	30.2%
Selling, general, and administrative expenses	95,663	99,753
as a percentage of net sales	13.6%	13.8%
Operating income	117,212	117,864
as a percentage of net sales	16.7%	16.4%

Agriculture
Net sales	$265,823	$257,095
Gross profit	78,227	88,599
as a percentage of net sales	29.4%	34.5%
Selling, general, and administrative expenses	41,990	47,626
as a percentage of net sales	15.8%	18.5%
Operating income	36,237	40,973
as a percentage of net sales	13.6%	15.9%

Corporate
Selling, general, and administrative expenses	$25,135	$27,284
Operating loss	(25,135)	(27,284)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

In the fourth quarter of fiscal 2024, the Company realigned management’s reporting structure for certain composite structure sales and, accordingly, revised its presentation of sales across product lines to reflect how the product is currently managed. The reporting for the thirteen weeks ended March 30, 2024 was adjusted to conform to the realigned presentation. As a result, Utility product line sales increased and Lighting and Transportation product line sales decreased by $10,887 for the thirteen weeks ended March 30, 2024.

	Thirteen weeks ended March 29, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$577,197	$137,476	$(4,112)	$710,561
International	129,024	129,795	(66)	258,753
Total sales	$706,221	$267,271	$(4,178)	$969,314

Product Line:
Utility	$344,265	$—	$—	$344,265
Lighting and Transportation	192,571	—	—	192,571
Coatings	82,357	—	(2,664)	79,693
Telecommunications	69,939	—	—	69,939
Solar	17,089	—	(66)	17,023
Irrigation Equipment and Parts	—	242,731	(1,448)	241,283
Technology Products and Services	—	24,540	—	24,540
Total sales	$706,221	$267,271	$(4,178)	$969,314

	Thirteen weeks ended March 30, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$568,572	$159,915	$(4,466)	$724,021
International	155,042	98,820	(55)	253,807
Total sales	$723,614	$258,735	$(4,521)	$977,828

Product Line:
Utility	$336,143	$—	$—	$336,143
Lighting and Transportation	211,209	—	—	211,209
Coatings	87,090	—	(2,826)	84,264
Telecommunications	53,961	—	—	53,961
Solar	35,211	—	(55)	35,156
Irrigation Equipment and Parts	—	233,120	(1,640)	231,480
Technology Products and Services	—	25,615	—	25,615
Total sales	$723,614	$258,735	$(4,521)	$977,828

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 29,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$184,399	$164,315
Receivables, net	667,265	654,360
Inventories	579,270	590,263
Contract assets	197,512	187,257
Prepaid expenses and other current assets	94,371	87,197
Total current assets	1,722,817	1,683,392
Property, plant, and equipment, net	604,118	588,972
Goodwill and other non-current assets	1,048,488	1,057,608
Total assets	$3,375,423	$3,329,972

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$669	$692
Notes payable to banks	51	1,669
Accounts payable	348,934	372,197
Accrued expenses	223,232	275,407
Contract liabilities	140,905	126,932
Income taxes payable	33,409	22,509
Dividends payable	13,648	12,019
Total current liabilities	760,848	811,425
Long-term debt, excluding current installments	729,983	729,941
Operating lease liabilities	132,083	134,534
Other non-current liabilities	60,608	60,459
Total liabilities	1,683,522	1,736,359
Redeemable noncontrolling interests	56,899	51,519
Shareholders' equity	1,635,002	1,542,094
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,375,423	$3,329,972

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended
	March 29,	March 30,
	2025	2024
Cash flows from operating activities:
Net earnings	$86,663	$88,429
Depreciation and amortization	21,518	23,536
Contribution to defined benefit pension plan	(1,492)	(16,714)
Change in working capital	(60,468)	(88,924)
Other	18,909	17,005
Net cash flows from operating activities	65,130	23,332
Cash flows from investing activities:
Purchases of property, plant, and equipment	(30,319)	(15,010)
Other	128	(3,629)
Net cash flows from investing activities	(30,191)	(18,639)
Cash flows from financing activities:
Net repayments on short-term borrowings	(1,601)	(1,136)
Proceeds from long-term borrowings	60,000	10
Principal repayments on long-term borrowings	(60,174)	(175)
Dividends paid	(12,019)	(12,126)
Purchases of redeemable noncontrolling interests	—	(17,745)
Other	(3,199)	(3,662)
Net cash flows from financing activities	(16,993)	(34,834)
Effect of exchange rates on cash and cash equivalents	2,138	(3,705)
Net change in cash and cash equivalents	20,084	(33,846)
Cash and cash equivalents—beginning of period	164,315	203,041
Cash and cash equivalents—end of period	$184,399	$169,195

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

USE OF NON-GAAP FINANCIAL MEASURES

Management utilizes non-GAAP financial measures to assess the Company’s historical and prospective financial performance, evaluate operational profitability on a consistent basis, factor into executive compensation decisions, and enhance transparency for the investment community. These non-GAAP measures are intended to supplement, not replace, the Company’s reported financial results prepared in accordance with GAAP. It is important to note that other companies may calculate these measures differently, which can limit their usefulness for comparison across organizations.

The following non-GAAP measures may be included in financial releases and other financial communications:

●	Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Earnings, and Adjusted Diluted EPS: These metrics provide meaningful supplemental insights into the Company’s operating performance by excluding items that are not considered part of core operating results. This approach enhances comparability across reporting periods. Adjustments may include costs or benefits associated with acquisitions, divestitures, expenses related to realignment or restructuring programs, goodwill or intangible asset impairment, significant expenses or benefits from changes in tax laws or rates, cumulative effects of changes in accounting standards, refinancing-related expenses, loss or gain from a partial or full settlement of the U.K defined benefit pension plan obligation, losses from natural disasters, and other non-recurring items.
●	Adjusted EBITDA: This metric is a key component of a financial ratio included in the covenants of our major debt agreements. It is calculated as net earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other adjustments as outlined in the applicable debt agreements. This metric offers investors and analysts valuable insights into the Company’s core operating performance. Adjusted EBITDA margin is also used to evaluate profitability.
●	Leverage Ratio: This ratio is calculated by taking the sum of interest-bearing debt, minus unrestricted cash in excess of $50.0 million (but not exceeding $500.0 million), and dividing it by Adjusted EBITDA. This is a key financial ratio included in the covenants of our major debt agreements and is calculated on a rolling four-fiscal-quarter basis.
●	Free Cash Flow: Calculated as net cash provided by operating activities minus capital expenditures, free cash flow serves as an indicator of the Company’s financial strength. However, this measure does not fully reflect the Company’s ability to deploy cash freely, as it has obligations such as debt repayments and other fixed commitments.
●	Backlog: This operating measure is used to evaluate future potential sales revenue. An order is included in the backlog upon receipt of a customer purchase order or the execution of a sales order contract. Backlog is particularly relevant to the Infrastructure segment due to the longer-term nature of its projects. However, backlog is not a term defined under U.S. GAAP and does not measure contract profitability. It should not be viewed as the sole indicator of future revenue, as many projects with short lead times book-and-bill within the same reporting period and are not included in the backlog.
●	Constant Currency: Defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
●	ROIC: Return on invested capital (“ROIC”) and adjusted ROIC are key operating ratios that enable investors to assess our operating performance relative to the investment needed to generate operating profit. ROIC is calculated as after-tax operating income divided by the average of beginning and ending invested capital. Adjusted ROIC is calculated as after-tax adjusted operating income divided by the average of beginning and ending invested capital. Invested capital represents total assets minus total liabilities (excluding interest-bearing debt and redeemable noncontrolling interests).

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

Four fiscal quarters ended
March 29,
2025
Net cash flows from operating activities	$614,476
Interest expense	52,616
Income tax expense	118,789
Deferred income taxes	24,560
Redeemable noncontrolling interests	(1,160)
Net periodic pension cost	(740)
Contribution to defined benefit pension plan	4,377
Changes in assets and liabilities	(157,842)
Other	(12,699)
Proforma divestitures adjustment	(1,548)
Adjusted EBITDA	$640,829

Net earnings attributable to Valmont Industries, Inc.	$347,698
Interest expense	52,616
Income tax expense	118,789
Depreciation and amortization	93,377
Stock-based compensation	29,897
Proforma divestitures adjustment	(1,548)
Adjusted EBITDA	$640,829

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF LEVERAGE RATIO

(Dollars in thousands)

(Unaudited)

March 29,
2025
Interest-bearing debt, excluding origination fees and discounts of $25,435	$756,138
Less: Cash and cash equivalents in excess of $50,000	134,399
Net indebtedness	$621,739
Adjusted EBITDA	640,829
Leverage ratio	0.97

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

BACKLOG

(Dollars in millions)

(Unaudited)

	March 29,	December 28,
	2025	2024
Infrastructure	$1,327.4	$1,273.3
Agriculture	161.8	163.4
Total backlog	$1,489.2	$1,436.7

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF CONSTANT CURRENCY

(Dollars in thousands)

(Unaudited)

	Fiscal 2025 Net Sales Outlook
	Low End			High End
	Infrastructure	Agriculture	Consolidated	Infrastructure	Agriculture	Consolidated
Net sales	$3,025,000	$975,000	$4,000,000	$3,160,000	$1,040,000	$4,200,000
Impact of foreign exchange	35,000	25,000	60,000	35,000	25,000	60,000
Net sales - constant currency	$3,060,000	$1,000,000	$4,060,000	$3,195,000	$1,065,000	$4,260,000

Net sales - year-over-year change	0.9%	(9.4)%	(1.8)%	5.4%	(3.4)%	3.1%
Impact of foreign exchange	1.2%	2.3%	1.5%	1.2%	2.3%	1.5%
Net sales - constant currency	2.1%	(7.1)%	(0.4)%	6.6%	(1.1)%	4.5%

The above foreign exchange impact assumes the following currency exchange rates for the most significant translation effects: BRL/USD: 5.90, AUD/USD: 1.58, and EUR/USD: 0.96

	Thirteen weeks ended March 29, 2025
	Infrastructure	Agriculture	Consolidated
Net sales	$703,491	$265,823	$969,314
Impact of foreign exchange	6,070	7,083	13,153
Net sales - constant currency	$709,561	$272,906	$982,467

Net sales - year-over-year change	(2.4)%	3.4%	(0.9)%
Impact of foreign exchange	0.8%	2.8%	1.3%
Net sales - constant currency	(1.6)%	6.1%	0.5%